Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-18803) of the NCR Savings Plan of our report dated June 27, 2006 relating to the financial statements of the NCR Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Dayton, Ohio

June 28, 2006